Exhibit 32.1
Certification of President and Chief Executive Officer
under Section 906 of the Sarbanes-Oxley Act of 2002
     The undersigned President and Chief Executive Officer of United Heritage Bankshares of Florida, Inc. does hereby certify, to such officer’s knowledge, that this report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in the report fairly presents, in all material respects, the financial condition and results of operation of United Heritage Bankshares of Florida, Inc.
/s/ David G. Powers

David G. Powers
President and Chief Executive Officer
Date: March 6, 2006